UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2011

Aware, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21129

Massachusetts	04-2911026
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

(781) 276-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 8, 2011, we received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) informing us that as a result of John K. Kerr’s resignation from the Aware, Inc. Board of Directors on May 20, 2011 leaving our audit committee with only two members, that we are no longer in compliance with NASDAQ’s audit committee requirements as set forth in Listing Rule 5605(c)(2)(a) requiring audit committees to consist of at least three independent members of the board.  In the letter, pursuant to Listing Rule 5605(c)(4), NASDAQ provided us with a cure period in order to regain compliance as follows: (i) until the earlier of our next annual shareholders’ meeting or May 20, 2012; or (ii) if the next annual shareholders’ meeting is held before November 16, 2011, then we must be in compliance no later than November 16, 2011.

We have begun a search in order to identify an independent and appropriately qualified director to fill the vacancy left by Mr. Kerr’s resignation in order to ensure our compliance with the NASDAQ audit committee requirements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.
By: /s/ Richard P. Moberg
Richard P. Moberg
Co-President and co-Chief Executive Officer

Date: June 10, 2011